THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE
          HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "U.S. SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS,
          (D) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. NON-CANADIAN CITIZENS SHALL NOT BE AUTHORIZED TO SELL OR REDISTRIBUTE THE SECURITIES REPRESENTED HEREBY FOR A MINIMUM PERIOD OF 41 DAYS AFTER THE DATE OF ISSUANCE OF THIS WARRANT.


                               AMERICAN ECO CORPORATION

                               Warrant to Subscribe for
                                400,000 Common Shares

          NUMBER _______                                    _________, 1997

          1.   Purchase Rights.  For value received by the undersigned,
               ---------------
               REFCO CAPITAL MARKETS, LTD., a Bermuda corporation, or its assignee (the "Holder"), is entitled to subscribe for and purchase up to 400,000 fully paid and non-assessable common shares without nominal or par value (the "Shares"), as constituted on the date hereof, of American Eco Corporation, an Ontario, Canada corporation (the "Corporation"), at a price of US $7.27 per Share (the price at which one Share may be purchased hereunder from time to time is hereinafter referred to as the "Exercise Price"), all subject to the terms and conditions set forth herein and any adjustment as hereinafter provided, by surrendering this Warrant together with a subscription in the form attached hereto duly completed and executed at the registered office of the Corporation. Rights granted hereunder shall terminate at 5:00 p.m., New York City time, on May 29, 2002 (hereinafter referred to as the "Time of Expiry").

          2.   Partial Exercise.  The Holder may subscribe for and purchase
               ----------------
               less than the full number of Shares of the Corporation entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Shares entitled to be subscribed for and purchased under the Warrant, the Corporation shall issue a new Warrant to the Holder in the same form as this Warrant with the appropriate changes in respect of the remaining number of Shares for which the Holder is entitled to subscribe.

          3.   Delivery of Certificates.  Within three business days of
               ------------------------
               receipt of this Warrant, together with a subscription form substantially in the form annexed hereto duly completed and executed, the Corporation shall deliver or cause to be delivered to the Holder a certificate or certificates representing the Shares subscribed for and purchased by the Holder hereunder and a new Warrant, if any, against payment of such Shares by certified check, bank draft or money order in lawful money of the United States payable to or to the order of the Corporation.

          4.   Warrant Holder Not A Shareholder.  Nothing contained in this
               --------------------------------
               Warrant shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Shares of the Corporation or any other right or interest except as herein expressly provided.

          5.   Adjustments.
               -----------

               (a)  Adjustment on Reclassification.  In case of any
                    ------------------------------
                    reclassification of the Shares or change of the Shares into other shares or in case of the consolidation, merger, reorganization or amalgamation of the Corporation with or into any other corporation or entity which results in any reclassification of the Shares or a change of the Shares into other shares or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a "Reclassification of Shares"), at any time prior to the Time of Expiry, after the effective date of such Reclassification of Shares and upon exercise of the right to purchase Shares hereunder, the Holder shall be entitled to receive and shall accept, in lieu of the number of Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Shares if on the effective date thereof the Holder had been the registered Holder of the number of Shares to which the Holder was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Section S with respect to the rights and interest thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 5 shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.

               (b)  Adjustment on Capital Reorganization.  If and whenever
                    ------------------------------------
                    at any time prior to the Time of Expiry, the Corporation shall:

                    (i) subdivide the Shares into a greater number of shares;

                    (ii) consolidate the Shares into a lesser number of
                         shares; or

                    (iii) issue Shares of Convertible Securities to all or substantially all of the holders of Shares by way of a stock divided or other distribution on the Shares payable in Shares or Convertible Securities;

                    (any such event being hereinafter referred to as a "Capital Reorganization"), and any such event results in an adjustment in the Exercise Price pursuant to paragraph (c), the number of Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment. For the purpose of this Section 5, "Convertible Security" means a security convertible into or exchangeable for a Share.

               (c)  Adjustment to Exercise Price.  If and whenever at any
                    ----------------------------
                    time prior to the Time of Expiry, the Corporation shall engage in a Capital Reorganization, the Exercise Price shall, on the effective date in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (i) the numerator of which is the number of Shares outstanding before giving effect to such Capital Reorganization; and (ii) the denominator of which shall be the number of Shares outstanding after giving effect to such Capital Reorganization. The number of Shares outstanding shall include the deemed conversion into or exchange for Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment shall be made successively whenever any event referred to in this paragraph shall occur.

               (d)  Effect of Stock Dividends.  An issue of Shares or
                    -------------------------
                    Convertible Securities by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Shares under paragraphs (e) and (f).

               (e)  Effect of Rights Offering.  If and whenever at any time
                    -------------------------
                    prior to the Time of Expiry, the Corporation shall fix a record date for the issuance of rights, options or warrants (other than this Warrant) to all or substantially all the holders of Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 90% of the Current Market Price of the Shares on such record date (any such event being hereinafter referred to as a "Rights Offering"), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction;

                    (i)  the numerator of which shall be the aggregate of:
                         (A) the number of Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the Shares on the record date: (I) the amount obtained by multiplying the number of shares which the holders of Shares are entitled to subscribe for or purchase by the subscription or purchase price; or
                         (II) the amount obtained by multiplying the maximum number of Shares which the holders of the Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

                    (ii) the denominator of which shall be the aggregate
                         of: (A) the number of Shares outstanding on such record date; and (B) whichever of the following is applicable: (I) the number of Shares which the holders of Shares are entitled to subscribe for or purchase; or (II) the maximum number of Shares which the holders of Shares are entitled to receive on the conversion or exchange of the Convertible Securities.

                    Any Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

                    To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

               (f)  Effect of Special Distribution.  If and whenever at any
                    ------------------------------
                    time during the Exercise Period, the Corporation shall fix a record date for the distribution to all or substantially all the holders of the Shares of:

                    (i)  shares of any class other than Shares;

                    (ii) rights, options or warrants;

                    (iii)     evidences of indebtedness; or

                    (iv) other assets or property;

                    and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of Shares to subscribe for or purchase Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 90% of the Current Market Price of the Shares on such record date (any such non-excluded event being hereinafter referred to as a "Special Distribution") the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (I) the numerator of which shall be the amount by which (A) the amount obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price of the Shares on such record date, exceeds (B) the fair market value (as determined by the directors of the Corporation, which determination shall be conclusive) to the holders of such Shares of such Special Distribution; and (II) the denominator of which shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price.

                    Any Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

                    To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

               (g)  Dividend Adjustment Limitation.  No adjustment pursuant
                    ------------------------------
                    to this Section 5 shall be made in respect of dividends (payable in cash or Shares) declared payable on the Shares in any fiscal year of the Corporation to the extent that such dividends, when aggregated with any dividends previously declared payable on the Shares in such fiscal year, do not exceed 50% of the aggregate consolidated net income of the Corporation before extraordinary items for its immediately preceding fiscal year.

               (h)  Deferral of Share Issuance.  In any case in which this
                    --------------------------
                    Section 5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of this Warrant after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares on and after such exercise.

               (i)  Cumulative Effect.  The adjustments provided for in
                    -----------------
                    this Section 5 are cumulative and, in the case of adjustments to the Exercise Price, shall be computed to the nearest one-tenth of one cent, and shall apply (without duplication) to successive Reclassifications of Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this Section 5, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (provided however that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

               (j)  No Adjustment if Participation Rights Available.  No
                    -----------------------------------------------
                    adjustment in the number of Shares which may be purchased upon exercise of this Warrant or in the Exercise Price shall be made pursuant to this Warrant if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had
                                      ------- --------
                    exercised this Warrant for Shares prior to the effective date or record date of such event. Any participation by the Holder shall require the prior approval of The Toronto Stock Exchange if the Shares are then listed on the Toronto Stock Exchange.

               (k)  Resolution of Disputes.  In the event of any question
                    ----------------------
                    arising with respect to the adjustments provided in this Section 5, such question shall conclusively be determined by an internationally recognized firm of independent chartered accountants appointed by the Corporation (who may be the Corporation's auditors) with the consent of the Holder, which consent may not be unreasonably withheld. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

               (l)  Reservation of Shares.  As a condition precedent to the
                    ---------------------
                    taking of any action which would require an adjustment in the subscription rights pursuant to this Warrant including the Exercise Price and number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation shall take all corporate action which, in the opinion of counsel, may be necessary in order that the Corporation has reserved and there will remain unissued out of its authorized capital a sufficient number of Shares for issuance upon the exercise of this Warrant and that the Corporation may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on any exercise of this Warrant.

               (m)  Notice of Adjustment Event.  At least four days prior
                    --------------------------
                    to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant, including the Exercise Price and number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Corporation shall give notice to the Holder of the particulars of such event and the required adjustment.

          6.   No Fractional Shares.  The Corporation shall not issue
               --------------------
               fractional Shares upon the exercise of this Warrant.

          7.   Definition of Current Market Price.  For the purpose of any
               ----------------------------------
               computation under this Warrant, the "Current Market Price" at any date shall mean (i) the average closing bid price for a share on the Nasdaq National Market ("Nasdaq") as reported by Nasdaq or (ii) if the shares are not then listed on Nasdaq, the average closing price for at least one board lot sale of the Shares on The Toronto Stock Exchange, in each case for the 30 consecutive trading days commencing 45 trading days before the date for determining the Current Market Price.

          8.   Registration Rights.
               -------------------

               (a)  Registration.  The Corporation shall file, as promptly
                    ------------
                    as practicable after the date hereof and in no event later than June 30, 1997, a registration statement (the "Registration Statement") under the U.S. Securities Act covering the sale and resale (if necessary to permit the unrestricted resale of the Shares under the U.S. Securities Act) of the Shares or other securities issuable upon any purchase hereunder (the "Registrable Securities").

               (b)  Registration Procedures.  The Corporation shall use its
                    -----------------------
                    best efforts to cause the Registration Statement to become and remain effective pursuant to Rule 415 under the U.S. Securities Act. Thereafter, until (1) such Registrable Securities have been sold without restriction on the subsequent transfer thereof, (2) 30 days after the Time of Expiry or (3) the Registrable Securities may be publicly sold in the United States without registration and without any limitation on volume or manner of sales under the U.S. Securities Act, whichever is the shortest period of time, the Corporation shall:

                    (i) Prepare and file with the U.S. Securities and Exchange Commission (the "Commission") such amendments and supplements to the Registration Statement and the prospectus included therein (including any preliminary prospectus) as may be necessary to keep the Registration Statement effective;

                    (ii) Furnish to Holder and its legal counsel (1)
                         promptly when the same is delivered, copies of all correspondence to and from the Commission relating to the Registration Statement, (2) such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and any supplements and amendments thereof and (3) such other documents as Holder may reasonably request in order to facilitate the public offering of such Registrable Securities;

                  (iii) Permit counsel designated by Holder to review at Holder's sole expense the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission;

                    (iv) Use its best efforts to register or qualify the
                         Registrable Securities covered by the Registration Statement under the state securities laws of such jurisdictions as Holder may reasonably request within 20 days following the original filing of the Registration Statement and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition of such Registrable Securities in such jurisdictions (provided that the Corporation will not be required to
                         (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (b);
                         (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction);

                    (v) Notify Holder promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or any amendment or supplement to the Registration Statement or any prospectus included therein has been filed;

                    (vi) Notify Holder promptly of any request by the
                         Commission for the amending or supplementing of the Registration Statement or prospectus or for additional information;

                    (vii) Prepare and file with the Commission, promptly upon Holder's request any amendments or supplements to the Registration Statement or prospectus which, in the opinion of Holder's counsel, are required under the U.S. Securities Act in connection with the distribution of Shares;

                    (viii) Promptly notify Holder at any time when a prospectus relating to such Registrable Securities is required to be delivered under the U.S. Securities Act, if any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and promptly prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                    (ix) Advise Holder promptly after the Corporation shall
                         receive notice, or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                    (x) Not file any amendment or supplement to the Registration Statement or prospectus to which Holder or its counsel shall have objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the U.S. Securities Act or the rules and regulations thereunder;

                    (xi) Make available for inspection by Holder and any
                         underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by such persons, all financial and other records, pertinent corporate documents and properties of the Corporation and cause the Corporation's officers, directors, employees and independent accountants to supply all information and documents reasonably requested by Holder or Holder's underwriter, attorney, accountant or agent in connection with the Registration Statement;

                    (xii) Use its best efforts to cause all such Registrable Securities to be listed or quoted on Nasdaq or a United States national securities exchange of comparable liquidity; and

                    (xiii) Cause the Shares issuable upon a purchase hereunder to be listed on Nasdaq immediately after the Registration Statement becomes effective and maintain such listing.

               (c)  Expenses.  All fees, costs and expenses of registration
                    --------
                    shall be borne by the Corporation provided, however, that Holder and any other holder of Registrable Securities shall bear its pro rata share of any underwriting discounts and commissions if a majority of such holders elect to have the Registrable Securities sold through an underwritten offering, as well as the fees of its own counsel. The fees, costs and expenses of registration to be borne by the Corporation shall include without limitation, all internal costs (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), all Commission and Nasdaq filing fees, listing or quotation fees, printing expenses fees and disbursements of counsel and accountants for the Corporation (including, the cost of any special audit requested in order to effect such registration), all legal fees and disbursements and other expenses of complying with U.S. state securities laws of any jurisdiction in which the Registrable Securities to be offered are to be registered or qualified, reasonable fees and disbursements of counsel and accountants for Holder and any other holders of Registrable Securities, and the premiums and other costs of policies of insurance against liability arising out of such public offering which the Corporation determines to obtain, but shall not include underwriting discounts and commissions attributable to Shares not sold for the account of the Corporation.

               (d)  Indemnification by the Corporation.  Subject to the
                    ----------------------------------
                    conditions set forth below, in connection with any registration of Registrable Securities pursuant to Section (a) or (b) above, the Corporation agrees to indemnify and hold harmless Holder, any underwriter for the offering and each of their officers, directors and agents and each other person, if any, who controls Holder or such underwriter within the meaning of
                    Section 15 of the U.S. Securities Act as follows:

                    (i) Against any and all loss, claim, damage and expense whatsoever, including attorneys' fees and expenses, including attorney's fees and expenses, arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), the Registration Statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by the Corporation or based upon written information furnished by the Corporation filed in any jurisdiction in order to qualify the Corporation's securities under the securities laws thereof; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Corporation in the course of preparing, filing or implementing the Registration Statement; provided, however, that the indemnity contained in this subsection (i) shall not apply to a Holder of Registrable Securities with respect to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Corporation by or on behalf of such Holder expressly for use in connection therewith;

                    (ii) Subject to the proviso contained in subsection (i)
                         above, against any and all loss, liability, claim, damage and expense whatsoever, including attorneys' fees and expenses, to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (including but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Corporation.

                    (iii) The Corporation shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided that such counsel is reasonably satisfactory to Holder and any other holders of Registrable Securities or controlling persons who are defendants in any suit so brought.
                              In the event the Corporation elects to assume the defense of any suit and retain such counsel, such holders or controlling persons shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them as well as any other expenses thereafter incurred by them in connection with the defense thereof unless, in the reasonable opinion of such holders or controlling persons, separate representation is advisable because of conflict in the interest of the parties, in which case the Corporation shall continue to pay the fees of such counsel.

               (e)  Indemnification of Corporation.  Holder shall indemnify
                    ------------------------------
                    and hold harmless the Corporation, any underwriters for the offering and each of their officers and directors and agents and each other person, if any, who controls the Corporation or such underwriters within the meaning of Section 15 of the U.S. Securities Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Corporation under Section 8(d); provided however, that such indemnification shall be limited to statements or omissions, if any, made (or in settlement of any litigation effected with Holder's written consent, alleged to have been made) in any preliminary prospectus, the Registration Statement or prospectus or any amendment or supplement thereof or any application or other document in reliance upon and in conformity with, written information furnished by Holder or on Holder's behalf expressly for use in any preliminary prospectus, the Registration Statement or prospectus or any amendment or supplement thereof. In case any action shall be brought against the Corporation or any other person so indemnified, in respect of which indemnity may be sought against Holder, Holder shall have the rights and duties given to the Corporation, and each other person so indemnified shall have the rights and duties given to Holder by the provisions of
                    Section 8(d)(iii).

          9.   Listing and Reservation of Shares.  All Shares entitled to
               ---------------------------------
               be purchased hereunder have been approved for listing on the Toronto Stock Exchange and on Nasdaq and shall be listed thereon upon their issuance. The Corporation has reserved and there will remain unissued out of its authorized capital a sufficient number of Shares for issuance upon the exercise of this Warrant.

          10.  Governing Law.  This Warrant shall be governed by and
               -------------
               construed in accordance with the laws of the United States and the internal laws of the State of New York.

          11.  Assignment.  Subject to compliance with the restrictions set
               ----------
               forth on the face of this Warrant, this Warrant may be assigned by the Holder in whole or in part.

          IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by one of its duly authorized officers.


                                             AMERICAN ECO CORPORATION


                                             By:
                                                  -------------------------
                                                  Michael E. McGinnis
                                                  President and CEO





               FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto _______________ Warrants to subscribe for
          ________ (        ) Shares of the no par value common shares of
          American Eco Corporation standing in name on the books of said corporation represented by Warrant No. ____________ herewith and do hereby irrevocably constitute and appoint Corporation attorney to transfer the said Warrant on the books of the within named Corporation with full power of substitution in the premises.

               Dated     _______________


                                                  -------------------------

                                  SUBSCRIPTION FORM


          TO:  AMERICAN ECO CORPORATION

          RE:  WARRANT TO SUBSCRIBE FOR 400,000 COMMON SHARES DATED
                  ____________, 1997 (the "Warrant")


               The undersigned holder of the Warrant hereby subscribes for ________ common shares (the "Shares") of American Eco Corporation or such number of Shares and/or other securities and/or property to which such subscription entitles the undersigned holder in lieu thereof or addition thereto under the provisions of the Warrant pursuant to the terms of the Warrant at the Exercise Price (as defined in the Warrant) per share on the terms specified in the Warrant and encloses herewith a bank draft, certified check or money order in lawful money of the United States payable to the order of American Eco Corporation in payment therefor.

               The undersigned irrevocably hereby directs that   ________
          Shares be issued and delivered to _________________________.

               DATED this ________ day of _______________, 19____.



                                             ------------------------------


                                             By:
                                                  -------------------------